Exhibit 3

EXECUTION COPY

SHARE PURCHASE AGREEMENT

by and among

TELSTRA INTERNATIONAL HOLDINGS LIMITED,

GENERAL ATLANTIC MAURITIUS LIMITED,

HUNT 7-A GUERNSEY L.P. INC,

HUNT 7-B GUERNSEY L.P. INC,

HUNT 6-A GUERNSEY L.P. INC,

NEXT DECADE INVESTMENTS LIMITED

and

DIGITAL LINK INVESTMENTS LIMITED

___________________________________

Dated:  August 13, 2010
___________________________________

Table of Contents

Page

ARTICLE I	DEFINITIONS	2
1.1	Definitions	2

ARTICLE II	PURCHASE AND SALE OF CLASS A ORDINARY SHARES	6
2.1	Purchase and Sale of Class A Ordinary Shares from the Seller	6
2.2	Closing	7
2.3	Delivery	7
2.4	Overallotment Option	7
2.5	Alternative Transaction and Closing	7

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE SELLER	9
3.1	Corporate Existence and Power	9
3.2	Authorization; No Contravention	9
3.3	Governmental Authorization; Third Party Consents	9
3.4	Binding Effect	9
3.5	Purchased Shares	10
3.6	Private Offering	10
3.7	Solvency	10
3.8	Regulation S	10

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS	11
4.1	Existence and Power	11
4.2	Authorization; No Contravention	11
4.3	Governmental Authorization; Third Party Consents	11
4.4	Binding Effect	11
4.5	Purchase for Own Account	12
4.6	No General Solicitation	12
4.7	Regulation S	12
4.8	Disclosure	12
4.9	Reliance	12

ARTICLE V	CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE	12
5.1	Seller’s Certificate	13
5.2	Representations and Warranties	13
5.3	Purchased Shares	13
5.4	IPO	13
5.5	No Dividend	13
5.6	Special Closing Condition	13

ARTICLE VI	CONDITIONS TO THE OBLIGATION OF THE SELLER TO CLOSE	14
6.1	Representations and Warranties	14

6.2	Payment of Purchase Price	14
6.3	IPO	14

ARTICLE VII	INDEMNIFICATION	15
7.1	Indemnification	15
7.2	Notification	16
7.3	Contribution	16
7.4	Limits on Indemnification	17

ARTICLE VIII	COVENANTS OF THE PARTIES	17
8.1	Seller’s Transfer Covenant	17
8.2	Tax Withholding; Circular 698	17
8.3	Waiver	18
8.4	No Registration	18
8.5	Seller Undertaking	18
8.6	Purchasers Undertaking	18
8.7	Cashless Exercise	18

ARTICLE IX	TERMINATION OF AGREEMENT	18
9.1	Termination	18
9.2	Survival	20

ARTICLE X	MISCELLANEOUS	20
10.1	Survival of Representations and Warranties	20
10.2	Notices	20
10.3	Successors and Assigns; Third Party Beneficiaries	22
10.4	Amendment and Waiver	23
10.5	Counterparts	23
10.6	Headings	23
10.7	Governing Law	23
10.8	Waiver of Jury Trial	24
10.9	Severability	24
10.10	Rules of Construction	24
10.11	Entire Agreement	24
10.12	Public Announcements	24
10.13	Further Assurances	25
10.14	Fees and Expenses	25
10.15	Representations, Warranties and Covenants	26
10.16	Management Purchaser	26

Schedule

Schedule 1 Schedule 2	Purchased Shares Option Shares

Exhibit

Exhibit A Exhibit B	Form of Seller’s Certificate Form of Waiver

SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT, dated August 13, 2010 (this “Agreement”), by and among Telstra International Holdings Limited, an exempted company incorporated under the laws of Bermuda (the “Seller”), General Atlantic Mauritius Limited, a Mauritius private company limited by shares (the “GA Purchaser”), Hunt 7-A Guernsey L.P. Inc (“Apax 7-A”), Hunt 7-B Guernsey L.P. Inc (“Apax 7-B”) and Hunt 6-A Guernsey L.P. Inc (“Apax 6-A” together with Apax 7-A and Apax 7-B, the “Apax Purchaser”), Next Decade Investments Limited, a limited liability company incorporated in the British Virgin Islands (the “Management Purchaser”), and Digital Link Investments Limited, a limited liability company incorporated in the British Virgin Islands (the “Digital Link Purchaser”).

WHEREAS, as of the date hereof, the Seller owns (i) 40,726,162 ordinary shares, par value HK$1.00 per share (the “Ordinary Shares”) of SouFun Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and (ii) options exercisable for 41,250 Ordinary Shares, which options could be convertible into 20,882 Ordinary Shares provided that a Cashless Exercise (as defined below) is effected by the Company such that the Company delivers to the Seller 20,882 Ordinary Shares, and assuming fair valuation of the Company of US$810 million.

WHEREAS, upon the closing of the IPO and the adoption by the Company of the Restated M&A, or the closing of the Alternative Transaction and adoption by the Company of the Alternative Restated M&A (each as defined below), all of the Ordinary Shares held by the Seller will be converted into 40,747,044 Class A Ordinary Shares, par value HK$1.00 per share (the “Class A Ordinary Shares”), of the Company.

WHEREAS, upon the terms and conditions set forth in this Agreement, the Seller proposes to sell to each of the Purchasers (as defined below) the aggregate number of Class A Ordinary Shares set forth opposite such Purchaser’s name in Column A of Schedule 1 hereto at a purchase price per Class A Ordinary Share equal to the IPO Price (as defined below), or, in the circumstances set forth in Section 2.5 hereto, sell to each of the Purchasers the aggregate number of Class A Ordinary Shares set forth opposite such Purchaser’s name in Column B of Schedule 1 hereto, at a purchase price per Class A Ordinary Share equal to the Alternative Price (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“ADS” means the American depositary shares representing the underlying Class A Ordinary Shares deposited with JPMorgan Chase Bank, N.A. as the depositary.

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternative Price” means the quotient obtained by dividing (a) US$782,213,496 (which is equivalent to US$810 million less an agreed discount equivalent to the indicative underwriting commission and discount) by (b) 79,874,281.

“Alternative Restated M&A” means the amended and restated memorandum and articles of association of the Company that will take effect upon the closing of the Alternative Transaction.

“Alternative Transaction” means the placement of securities contemplated in Section 2.5 of this Agreement.

“Apax 6-A” has the meaning set forth in the preamble to this Agreement.

“Apax 7-A” has the meaning set forth in the preamble to this Agreement.

“Apax 7-B” has the meaning set forth in the preamble to this Agreement.

“Apax Purchaser” has the meaning set forth in the preamble to this Agreement.

“Authorization” has the meaning set forth in Section 3.3 of this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Beijing, China, Melbourne, Australia or the State of New York are authorized or required by law or executive order to close.

“Cashless Exercise” means, with respect to the exercise by the Seller of options exercisable for Ordinary Shares, a cashless transaction in which the aggregate exercise price that would have been paid in connection with the exercise of such options is deemed to have been paid in full by virtue that the number of Ordinary Shares delivered by the Company to the Seller in connection with such exercise is reduced by such number of Ordinary Shares that the aggregate exercise price could purchase at fair market value.

“Cap Price” means the quotient obtained by dividing (a) US$850 Million by (b) the Treasury Share Amount.

“China” or “PRC” means the People’s Republic of China and for the purpose of this Agreement excludes Taiwan and the Special Administrative Regions of Hong Kong and Macau.

“Claims” has the meaning set forth in Section 3.2 of this Agreement.

“Class A Ordinary Shares” has the meaning set forth in the recitals to this Agreement.

“Closing” has the meaning set forth in Section 2.2 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.2 of this Agreement.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the recitals to this Agreement.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Digital Link Purchaser” has the meaning set forth in the preamble to this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GA Purchaser” has the meaning set forth in the preamble to this Agreement.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“HK$” means Hong Kong Dollars, the lawful currency of the Hong Kong Special Administrative Region.

“Indemnified Party” has the meaning set forth in Section 7.1(a) of this Agreement.

“IPO” means the Company’s proposed initial public offering of its ADS on the New York Stock Exchange pursuant to an effective registration statement on Form F-1 under the Securities Act.

“IPO Price” means the quotient obtained by dividing (a) the final initial public offering price per ADS in the IPO by (b) four (4), being the number of Class A Ordinary Shares each ADS represents.

“IPO Termination Date” means the later of (a) September 30, 2010, (b) if the Underwriting Agreement has been entered into within three Business Days before September 30, 2010 and has not been terminated on or before September 30, 2010, then the third Business Day after September 30, 2010, and (c) such later date as the parties hereto may negotiate in good faith and agree in writing.

“Lien” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (b) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (c) any adverse claim as to title, possession or use.

“Losses” has the meaning set forth in Section 7.1(a) of this Agreement.

“M&A” means the memorandum and articles of association of the Company in effect on the date hereof, as the same may be amended from time to time.

“Management Purchaser” has the meaning set forth in the preamble to this Agreement.

“Material Adverse Change” means a development after the date hereof that is, or is reasonably likely to be, materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries and variable interest entities, taken as a whole, other than to the extent any development results from (i) economic, political, legal, regulatory or policy factors generally affecting the economy, markets, industries or geographic areas in which the Company or any of its subsidiaries or variable interest entities operates; (ii) changes, events or developments in financial or capital markets; (iii) any terrorist activity or any outbreak or escalation of hostilities or war; (iv) any transaction, action or omission expressly permitted by this Agreement, (v) the announcement of this Agreement; (vi) failure of the IPO to be consummated; or (vii) any action or omission on the part of any Purchaser.

“Option Shares” has the meaning set forth in Section 2.4 of this Agreement.

“Orders” has the meaning set forth in Section 3.2(c) of this Agreement.

“Ordinary Shares” has the meaning set forth in the recitals to this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchased Shares” means (i) the Class A Ordinary Shares purchased by the Purchasers simultaneously with the closing of the IPO pursuant to Section 2.1, or (ii) the Class A Ordinary Shares purchased by the Purchasers pursuant to Section 2.5, as applicable.

“Purchasers” means the GA Purchaser, the Apax Purchaser, the Management Purchaser and the Digital Link Purchaser.

“Regulation S” has the meaning set forth in Section 3.8 of this Agreement.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property.

“Restated M&A” means the amended and restated memorandum and articles of association of the Company that will take effect upon the closing of the IPO.

 “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Warranties” means the representations and warranties made by the Seller in Article III of this Agreement.

“Shareholders’ Agreement” means the Shareholders’ Agreement entered into by and among the Company, the Seller, the Management Purchaser, the Digital Link Purchaser and certain other shareholders of the Company that are parties thereto on August 31, 2006.

“Tax Claim” has the meaning set forth in Section 7.1(a)(ii) of this Agreement.

“Treasury Method” shall mean the treasury stock method which assumes that all outstanding in the money stock options and warrants are exercised, with the proceeds from such exercises being used by the Company to purchase (and subsequently retire and cancel) as many outstanding shares of the Company as possible at a per share price equal to the IPO Price.

“Treasury Share Amount” shall equal the sum of (a) the aggregate number of all outstanding shares of the Company, (b) the aggregate number of shares of the Company issuable pursuant to outstanding stock options (whether vested or unvested) in accordance with the Treasury Method and (c) the aggregate number of shares of the Company issuable pursuant to outstanding company warrants in accordance with the Treasury Method, as of the pricing of the IPO.

“Underwriting Agreement” means the Equity Underwriting Agreement to be entered into by and among the Company, the underwriters of the IPO and the selling shareholders named therein.

“US$” means United States Dollars, the lawful currency of the United States of America.

ARTICLE II

PURCHASE AND SALE OF CLASS A ORDINARY SHARES

2.1           Purchase and Sale of Class A Ordinary Shares from the Seller.

(a)           Subject to Section 2.5 and the other terms and conditions herein set forth, the Seller agrees to sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Seller, on the Closing Date the aggregate number of shares of Class A Ordinary Shares set forth opposite such Purchaser’s name in Column A of Schedule 1 hereto at a purchase price per Class A Ordinary Share equal to the IPO Price.  Subject to Section 2.5, the aggregate purchase price payable by each Purchaser to Seller in respect of Class A Ordinary Shares purchased under the Agreement shall be equal to the product of (x) the number of Purchased Shares set forth opposite such Purchaser’s name in Column A of Schedule 1 hereto multiplied by (y) the IPO Price.  Each of the transactions contemplated pursuant to this Section 2.1 shall be conducted in an “offshore transaction” in accordance with Regulation S.

(b)           Subject to Section 2.5 and the other terms and conditions of this Agreement and except as expressly set forth in Section 9.1(c) herein, if the GA Purchaser does not purchase its Purchased Shares as contemplated in this Agreement, each of the Apax Purchaser and the Management Purchaser shall have the option to elect, in its sole discretion and by written notice to the GA Purchaser and the Seller on no less than 1 (one) day prior notice, to each purchase fifty percent (50%) of such Purchased Shares from the Seller at a price per Class A Ordinary Share equal to the IPO Price.

(c)           Subject to Section 2.5 and the other terms and conditions of this Agreement and except as expressly set forth in Section 9.1(d) herein, if the Apax Purchaser does not purchase its Purchased Shares as contemplated in this Agreement, each of the GA Purchaser and the Management Purchaser shall have the option to elect, in its sole discretion and by written notice to the Apax Purchaser and the Seller on no less than 1 (one) day prior notice, to each purchase fifty percent (50%) of such Purchased Shares from the Seller at a price per Class A Ordinary Share equal to the IPO Price.

2.2           Closing.  Unless this Agreement has been terminated in accordance with Section 9.1 and subject to Section 2.5, the closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place at the principal office of the Company simultaneously with the closing of the IPO, or at such other time, place and date that the Seller and the Purchasers may agree in writing (the “Closing Date”); provided, however, that in no event shall the Closing Date be later than the closing of the IPO, except as provided for in Section 2.4.  On the Closing Date, (a) the Seller shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing the Purchased Shares purchased by such Purchaser, accompanied by duly executed instrument(s) of transfer in relation to the Purchased Shares, (b) the Seller shall deliver to each of the Purchasers a certified copy of the Company’s register of members, in which the names of the Purchasers will be included as the holders of the Purchased Shares and (c) each Purchaser shall pay the purchase price for its Purchased Shares by wire transfer of immediately available funds to such account or accounts as designated by the Seller.

2.3           Delivery.  On the date hereof, the Seller has delivered to the Purchasers a written waiver from the Company and each shareholder of the Company that is a party to the Shareholders’ Agreement (other than the Seller) in the form attached hereto as Exhibit B.

2.4           Overallotment Option.  In the event the underwriters of the IPO fail to exercise in full their over-allotment option pursuant to the Underwriting Agreement, the Seller shall sell to the Purchasers, and the Purchasers shall purchase from the Seller, an aggregate of up to 1,759,944 additional Class A Ordinary Shares of the Company (the “Option Shares”), at a purchase price per Class A Ordinary Share equal to the IPO Price, with each Purchaser purchasing the number of Option Shares set forth opposite such Purchaser’s name on Schedule 2 hereto.  In the event of a partial exercise of the over-allotment option, the relevant Purchasers shall purchase from the Seller, on a pro rata basis an aggregate of such number of Class A Ordinary Shares that are not purchased by the underwriters of the IPO also at a purchase price per Class A Ordinary Share equal to the IPO Price.  The purchase and sale pursuant to this Section 2.4 shall be conducted in an “offshore transaction” in accordance with Regulation S, and shall be completed no later than thirty (30) days after the Closing Date.

   2.5           Alternative Transaction and Closing.  Notwithstanding anything to the contrary set forth in Section 2.1 and Section 2.2 or anything else to the contrary set forth in this Agreement, but without limiting or derogating from the termination rights set forth in Article IX, if the closing of the IPO has not occurred on or before the IPO Termination Date, then the following shall apply:

(a)           The Seller agrees to sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Seller, on the Closing Date the aggregate number of shares of Class A Ordinary Shares set forth opposite such Purchaser’s name in Column B of Schedule 1 hereto at a purchase price per Class A Ordinary Share equal to the Alternative Price.  Such number of Class A Ordinary Shares and the Alternative Price shall be proportionately adjusted in the event of a share split, share dividend, combination, bonus issue, recapitalization, reclassification or other anti-dilution event with respect to the Company’s share capital.  Each of the transactions contemplated pursuant to this Section 2.5 shall be conducted in an “offshore transaction” in accordance with Regulation S.

(b)           The aggregate purchase price payable by each Purchaser to the Seller in respect of its Purchased Shares shall be equal to the product of (i) the number of Purchased Shares set forth opposite such Purchaser’s name in Column B of Schedule 1 hereto multiplied by (ii) the Alternative Price.

(c)           The reference in Section 2.1(b) and Section 2.1(c) to “IPO Price” shall be deemed to be changed to “Alternative Price”.

(d)           The Closing of the Alternative Transaction shall take place at the principal office of the Company on the fourteenth (14th) day after the IPO Termination Date, or at such other time, place and date that the Seller and the Purchasers may agree in writing.  If the purchase and sale of the Purchased Shares is to be made pursuant to this Section 2.5, then for purposes of this Agreement, the date on which the Closing takes place as provided in the immediately preceding sentence shall be deemed to be Closing Date and references in this Agreement to “Closing Date” (except for references set forth in Section 2.1 and Section 2.2) shall be deemed to be such date.

(e)           The respective obligations of the Purchasers and the Seller in connection with the purchase and sale of the Purchased Shares pursuant to this Section 2.5 shall be subject to the following conditions:

(i)           the satisfaction or waiver (as determined in accordance with the introductory paragraph of Article V) of the conditions set forth in Article V (other than Section 5.4, it being expressly agreed that Section 5.4 shall have no application, force or effect solely in the event of a purchase and sale pursuant to this Section 2.5) and the satisfaction or waiver (as determined in accordance with the introductory paragraph of Article VI) of the conditions set forth in Article VI (other than Section 6.3, it being expressly agreed that Section 6.3 shall have no application, force or effect solely in the event of a purchase and sale pursuant to this Section 2.5); and

(ii)           solely for the benefit of the GA Purchaser and the Apax Purchaser, in respect of either such Purchaser, after the date hereof, no Material

Adverse Change has occurred of which such Purchaser has notified the Seller in writing prior to the closing of the Alternative Transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to each of the Purchasers on and as of the date hereof as follows:

3.1           Corporate Existence and Power.  The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of Bermuda and has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

3.2           Authorization; No Contravention.  The execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary corporate action of the Seller, (b) do not contravene the terms of the Seller’s memorandum and articles of association or by-laws, or any amendment thereto, (c) do not violate, conflict with or result in any breach or default of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Seller or any Requirement of Law applicable to the Seller, and (d) do not violate any judgment, injunction, writ, award, decree or order (collectively, “Orders”) of any Governmental Authority against, or binding upon, the Seller.  There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”) pending or, to the knowledge of the Seller, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Seller which, if determined adversely to the Seller, would interfere with the consummation of the transactions contemplated by this Agreement, other than any routine or administrative actions which may have to be taken by the Seller pursuant to such Claims in order to consummate the transactions contemplated by this Agreement.

3.3           Governmental Authorization; Third Party Consents.  No consent, approval, authorization, order, registration or qualification (each, an “Authorization”) of or with any Governmental Authority or any other Person is required for the execution, delivery or performance (including, without limitation, the sale of the Purchased Shares) by, or enforcement against, the Seller of this Agreement or the consummation by the Seller of the transactions contemplated by this Agreement, except (i) such Authorizations as have already been obtained or (ii) as otherwise provided in this Agreement.

3.4           Binding Effect.  This Agreement has been duly executed and delivered by the Seller, and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5           Purchased Shares.

(a)           As of the date hereof, the Seller owns (i) 40,726,162 Ordinary Shares and (ii) options exercisable for 41,250 Ordinary Shares, which options could be convertible into 20,882 Ordinary Shares, provided that a Cashless Exercise is effected by the Company such that the Company delivers to the Seller 20,882 Ordinary Shares, and assuming fair valuation of the Company of US$810 million.

(b)           Subject to conversion of the exercisable options into Ordinary Shares pursuant to a Cashless Exercise as provided in Section 3.5(a), in which the Company delivers to the Seller 20,882 Ordinary Shares, and subject to the conversion of the Ordinary Shares into Class A Ordinary Shares, the Seller owns beneficially and of record the Purchased Shares and has good and valid title to the Purchased Shares, free and clear of all Liens, and the Seller has the unrestricted power and authority to transfer the relevant Purchased Shares to each Purchaser.

(c)           Upon delivery to each Purchaser of the share certificates representing such Purchaser’s portion of the Purchased Shares together with a duly executed instrument of transfer relating thereto against payment in full therefor by such Purchaser, such Purchaser shall acquire good and valid title to such Purchased Shares, free and clear of all Liens.

3.6           Private Offering.  No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the sale of the Purchased Shares in the manner contemplated in Section 2.1 herein.  The Seller agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws.

3.7           Solvency.  None of the Seller or any of its Affiliates (which, for purposes of this Section 3.7, shall not include the Company or any of its subsidiaries or variable interest entities) is insolvent under the laws of its jurisdiction of incorporation, unable to pay its debts as they fall due or has proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) could receive less than the amounts due to them.  There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning the Seller or any of its Affiliates.

3.8           Regulation S.  None of the Seller or any of its Affiliates (which, for purposes of this Section 3.8, shall not include the Company or any of its subsidiaries) or any other person acting on its or their behalf (other than the underwriters of the IPO, for which the Seller makes no representation or warranty) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act

(“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.  The sale of the Purchased Shares pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Seller on and as of the date hereof as follows:

4.1           Existence and Power.  Such Purchaser (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation and (b) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

4.2           Authorization; No Contravention.  The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary corporate action of such Purchaser, (b) do not contravene the terms of such Purchaser’s organizational documents, or any amendment thereto, (c) do not violate, conflict with or result in any breach or default of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.  There are no Claims pending or, to the knowledge of such Purchaser, threatened, at law, in equity, in arbitration or before any Governmental Authority against such Purchaser which, if determined adversely to such Purchaser, would interfere with the consummation of the transactions contemplated by this Agreement, other than any routine or administrative actions which may have to be taken by such Purchaser pursuant to such Claims in order to consummate the transactions contemplated by this Agreement.

4.3           Governmental Authorization; Third Party Consents.  No Authorization of or with any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by, or enforcement against, such Purchaser of this Agreement or the transactions contemplated by this Agreement, except (i) such Authorizations as have already been obtained or (ii) as otherwise provided in this Agreement.

4.4           Binding Effect.  This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.5           Purchase for Own Account.  The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America.  Such Purchaser understands and agrees that such Purchased Shares have not been registered under the Securities Act and cannot be sold, transferred or otherwise disposed of except in compliance with the Securities Act.

4.6           No General Solicitation.  Such Purchaser (i) was not identified or contacted through the marketing of the IPO and (ii) did not contact the Seller or the Company as a result of any general solicitation.

4.7           Regulation S.  Such Purchaser (i) is not a U.S. Person (as defined in Rule 902 of Regulation S), (ii) is outside the United States and is undertaking any transaction contemplated in this Agreement as an offshore transaction (as defined in Rule 902 of Regulation S) and (iii) is acquiring the Purchased Shares for its own account and not with a view to the distribution of the Purchased Shares.

4.8           Disclosure.  Such Purchaser (i) is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Purchased Shares and to make an informed decision relating thereto, (ii) has the ability to bear the economic risk of such Purchaser’s prospective investment in the Purchased Shares, (iii) has been furnished with, and has carefully reviewed, all materials that it considers relevant to an investment in the Purchased Shares and (iv) has had a full opportunity to ask questions of and receive answers from the Company or any Person or Persons acting on behalf of the Company concerning the terms and conditions of an investment in the Purchased Shares.

4.9           Reliance.  Such Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, including, without limitation, the placement agents and the underwriters in the IPO, except for the statements, representations and warranties contained in this Agreement.

ARTICLE V

CONDITIONS TO THE OBLIGATION
OF THE PURCHASERS TO CLOSE

The obligation of each Purchaser to purchase its portion of the Purchased Shares, to pay the purchase price therefor at the Closing and to perform its obligations hereunder shall be subject to the satisfaction, or waiver by such Purchaser (solely with respect to such Purchaser except with respect to the condition set forth in Section 5.4(b) which shall be subject to Section 9.1), of the following conditions on or before the Closing Date.

5.1           Seller’s Certificate.  Such Purchaser shall have received a certificate from the Seller, in the form attached hereto as Exhibit A, dated the Closing Date and signed by an authorized officer of the Seller, certifying that (i) the attached copies of the resolutions of the Seller’s board of directors approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect, and (ii) the Seller Warranties shall be true and correct in all material respects (except for the Seller Warranties contained in Section 3.2, Section 3.5(b) and Section 3.5(c), which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that there are any changes to the number of Ordinary Shares owned by the Seller as set forth in Section 3.5(a) as a result of the exercise of the Seller’s options.

5.2           Representations and Warranties.  The Seller Warranties shall be true and correct in all material respects (except for the Seller Warranties contained in Section 3.2, Section 3.5(b) and Section 3.5(c), which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that there are any changes to the number of Ordinary Shares owned by the Seller as set forth in Section 3.5(a) as a result of the exercise of the Seller’s options.

5.3           Purchased Shares.  The Seller shall have delivered to such Purchaser a certified copy of the register of members of the Company evidencing title to the number of Purchased Shares being purchased by such Purchaser as set forth opposite such Purchaser’s name in Column A or Column B, as applicable, of Schedule 1.

5.4           IPO.

(a)           The Company’s Registration Statement on Form F-1 shall have been declared effective by the Commission, such Registration Statement shall remain effective, no stop order shall have been issued by the Commission against such Registration Statement and the Company shall have, simultaneously with the Closing, consummated the IPO (other than with respect to any Class A Ordinary Shares sold pursuant to any over-allotment option exercisable by the underwriters of the IPO).

(b)           The final initial public offering price per Class A Ordinary Share as set forth in the Company’s final prospectus shall be not greater than the Cap Price.

5.5           No Dividend.  The Company shall not have proposed, declared or paid any dividends or other distributions to the shareholders of the Company, other than dividend payments that have been declared and disclosed as of the date hereof.

5.6           Special Closing Condition.

(a)           The obligation of the Apax Purchaser to purchase the Purchased Shares is further subject to the satisfaction (or waiver by the Apax Purchaser),

at the Closing, of the Management Purchaser delivering to the Seller the aggregate purchase price for the Purchased Shares being purchased by the Management Purchaser by wire transfer of immediately available funds to a bank account designated in writing by the Seller.

(b)           The obligation of the GA Purchaser to purchase the Purchased Shares is further subject to the satisfaction (or waiver by the GA Purchaser), at the Closing, of the Management Purchaser delivering to the Seller the aggregate purchase price for the Purchased Shares being purchased by the Management Purchaser by wire transfer of immediately available funds to a bank account designated in writing by the Seller.

ARTICLE VI

CONDITIONS TO THE OBLIGATION
OF THE SELLER TO CLOSE

The obligation of the Seller to sell the relevant number of Purchased Shares to each Purchaser and to perform its other obligations hereunder shall be subject to the satisfaction, or waiver by the Seller, of the following conditions on or before the Closing Date.

6.1           Representations and Warranties.  The representations and warranties of such Purchaser contained in Article IV shall be true and correct in all material respects (except for the representations and warranties contained in Section 4.2, which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the Seller shall have received a certificate from each Purchaser dated the Closing Date and signed by an authorized officer of such Purchaser, certifying that such representations and warranties shall be true and correct in all material respects (except for the representations and warranties contained in Section 4.2, which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

6.2           Payment of Purchase Price.  Such Purchaser shall be prepared to pay the purchase price for the Purchased Shares to be purchased by such Purchaser.

6.3           IPO.  The Company’s Registration Statement on Form F-1 shall have been declared effective by the Commission, such Registration Statement shall remain effective, no stop order shall have been issued by the Commission against such Registration Statement and the Company shall have, simultaneously with the Closing, consummated the IPO.

ARTICLE VII

INDEMNIFICATION

7.1           Indemnification.

(a)           Subject to the limitations set forth in Section 7.4, the Seller agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, managers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, claims, or written threats thereof (including, without limitation, any claim by a third party), damages, expenses reasonably incurred (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Seller and the Indemnified Party or between the Indemnified Party and any third party or otherwise in the manner described in Section 7.2 below) or other liabilities (collectively, “Losses”) resulting from or arising out of any (i) breach of any Seller Warranties (other than Section 3.3, Section 3.6, Section 3.7 and Section 3.8), any covenant or agreement by the Seller in this Agreement or any certificate (including, the Seller certificate delivered pursuant to Section 5.1, but not with respect to the certifications made in such certificate as to the Seller Warranties contained in Section 3.3, Section 3.6, Section 3.7 or Section 3.8 herein) delivered by the Seller, and (ii) any breach of Section 8.2 or any Claim made, asserted or threatened by any Governmental Authority against an Indemnified Party seeking, asserting or declaring that such Indemnified Party is obligated to pay, or withhold from the purchase price paid to the Seller for the Purchased Shares, any tax of any nature that is required to be paid by the Seller arising out of the transactions contemplated by this Agreement (this clause (ii), a “Tax Claim”); provided, however, that the indemnity obligations under this Section 7.1(a)(ii) shall survive only through the expiration of the relevant statute of limitations plus ten (10) days.

(b)           In connection with the obligation of the Seller to indemnify for expenses reasonably incurred as set forth in clause (a) of this Section 7.1, the Seller shall upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses reasonably incurred (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Seller and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if such expenses arise out of any action, investigation or other proceeding commenced by an Indemnified Party (other than as a result of any action, claim or written threat by a third party against such Indemnified Party and other than arising out of a Tax Claim), the Seller shall reimburse such Indemnified Party for all such expenses only (x) after the final resolution or disposition of such action, investigation or other proceeding and (y) if such Indemnified Party prevails in such action, investigation or other proceeding; and provided, further, that if an Indemnified Party is reimbursed under this Article VII for any expenses reasonably incurred, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that such expenses resulted or arose primarily from the gross negligence, bad faith, or willful misconduct of such Indemnified Party.

7.2           Notification.  Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Seller under this Article VII, notify the Seller in writing of the commencement thereof.  The omission of any Indemnified Party to so notify the Seller of any such action shall not relieve the Seller from any liability which it may have to such Indemnified Party under this Article VII unless, and only to the extent that, such omission results in such Indemnifying Party’s forfeiture of substantive rights or defenses, or otherwise materially prejudices such Indemnifying Party’s defense of such Claim.  In case any such claim shall be brought against any Indemnified Party, and it shall notify the Seller of the commencement thereof, the Seller shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any Claim in which both the Seller, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Seller or (y) a conflict or potential conflict exists between the Seller, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that (i) the Seller shall not be liable for the reasonable fees and expenses of more than one counsel to all Indemnified Parties, (ii) in any action between the Seller and the Indemnified Parties, the Seller shall reimburse the Indemnified Parties for such reasonable fees and expenses only (x) after the final resolution or disposition of such action and (y) if the Indemnified Party prevails in such action and (iii) in any action between the Indemnified Parties and any third party or in connection with any Tax Claim with respect to which the Indemnified Parties are seeking indemnification under this Article VII, the Seller shall reimburse the Indemnified Parties for such reasonable fees and expenses as such fees and expenses are incurred.  The Seller agrees that it will not, without the prior written consent of the relevant Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim.  The Seller shall not be liable for any settlement of any Claim effected against an Indemnified Party without the Seller’s written consent, which consent shall not be unreasonably withheld.

7.3           Contribution.  If the indemnification provided for in this Article VII from the Seller is unavailable to an Indemnified Party hereunder in respect of any Losses for which the Seller would otherwise be required to indemnify the Indemnified Party under this Article VII, then the Seller, in lieu of indemnifying such

Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Seller and such Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative faults of the Seller and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Seller or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

7.4           Limits on Indemnification.

(a)           Absent fraud or willful or intentional misconduct, the indemnification and contribution provided by the Seller pursuant to Section 7.1(a) and Section 7.3 shall be the sole and exclusive remedy for any Losses.

(b)           The amount of any payment by the Seller to the Indemnified Parties under this Article VII in respect of Losses resulting from or arising out of any indemnification or contribution claim made pursuant to Section 7.1(a)(i) or Section 7.3 shall in no event exceed the aggregate purchase price paid to the Seller by the Relevant Purchaser in consideration of the Purchased Shares plus all reasonable fees and expenses of such Indemnified Parties payable by the Seller pursuant to this Article VII.  There shall be no limit on the indemnification or contribution obligations of the Seller with respect to any Tax Claims.

ARTICLE VIII

COVENANTS OF THE PARTIES

8.1           Seller’s Transfer Covenant.  The Seller covenants not to, directly or indirectly, offer, sell, contract to sell, transfer, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any of the Purchased Shares or any right, title or interest therein or thereto between the date hereof and the Closing, except as set forth in this Agreement.

8.2           Tax Withholding; Circular 698.  The Seller and the Purchasers hereby acknowledge, covenant and agree that the Purchasers have no obligation to pay, or withhold from the purchase price paid to the Seller for the Purchased Shares, any tax of any nature that is required by applicable law to be paid by the Seller arising out of the transactions contemplated by this Agreement.  The Seller agrees to make, or cause to be made, all filings and registrations with all Governmental Authorities that may be required under the Notice on Strengthening the Management of Enterprise Income Tax Collection of Proceeds from Equity Transfers by Non-resident Enterprises

(Guoshuihan [2009] 698) issued by the State Administration of Taxation on December 11, 2009 and any subsequent similar notices, rules, amendments or supplements.

8.3           Waiver.  The Management Purchaser covenants and agrees to keep in full force and effect the written waiver dated the date hereof from the Company and each shareholder of the Company that is a party to the Shareholders’ Agreement (other than the Seller) in the form attached hereto as Exhibit B.

8.4           No Registration.  Each Purchaser acknowledges and agrees that the Purchased Shares have not been registered under the Securities Act and that the Purchased Shares cannot be sold, transferred or otherwise disposed of unless the Purchased Shares are registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

8.5          Seller Undertaking.  The Seller shall use its commercially reasonable efforts to facilitate the consummation of the IPO. The Seller shall take all actions (including, without limitation, obtaining all routine or administrative actions and Authorizations under Article III) necessary or appropriate to consummate the transactions contemplated under this Agreement.

8.6          Purchasers Undertaking; Regulation S Compliance.  Each Purchaser shall take all actions (including, without limitation, obtaining all routine or administrative actions and Authorizations under Article IV) necessary or appropriate to consummate the transactions contemplated under this Agreement.  Each Purchaser shall comply with the requirements of Regulation S in undertaking any transaction contemplated in this Agreement.

8.7          Cashless Exercise.  The Management Purchaser covenants and agrees to procure that the Company effect a Cashless Exercise with respect to the Seller’s options such that the Company delivers to the Seller 20,882 Ordinary Shares prior to the Closing Date.

ARTICLE IX

TERMINATION OF AGREEMENT

9.1          Termination.  This Agreement may be terminated prior to the Closing as follows:

(a)           at any time on or prior to the Closing Date, by mutual written consent of the Seller and any Purchaser solely with respect to such Purchaser’s portion of the Purchased Shares; provided, however, that this Agreement may not be terminated pursuant to this Section 9.1(a) after the effective date of the Registration Statement on Form F-1 unless the Underwriting Agreement is terminated prior to the closing of the IPO;

(b)           at the election of the Seller or any Purchaser solely with respect to such Purchaser’s portion of the Purchased Shares, by written notice to the other parties hereto after 5:00 p.m., New York time, on the date which falls fifteen (15) Business Days after the IPO Termination Date, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Seller and the Purchasers; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date, or (ii) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority; and provided further, that (i) in the event that the GA Purchaser elects to terminate its obligations under this Agreement pursuant to this Section 9.1(b), each of the Apax Purchaser and the Management Purchaser shall have the right to purchase fifty percent (50%) of the GA Purchaser’s portion of the Purchased Shares and (ii) in the event that the Apax Purchaser elects to terminate its obligations under this Agreement pursuant to this Section 9.1(b), each of the GA Purchaser and the Management Purchaser shall have the right to purchase fifty percent (50%) of the Apax Purchaser’s portion of the Purchased Shares, in each such case by providing written notice of its intention to do so to Seller;

(c)           at the election of the GA Purchaser solely with respect to the GA Purchaser’s obligation to purchase its portion of the Purchased Shares by written notice to the other parties hereto, if the condition set forth in Section 5.4(b) is not satisfied or otherwise waived by the GA Purchaser and, solely in the event that the GA Purchaser exercises such right to terminate, each of the Apax Purchaser and the Management Purchaser shall each have the right to purchase fifty percent (50%) of the GA Purchaser’s portion of the Purchased Shares by providing written notice of its intention to do so to Seller within one day after the pricing of the IPO;

(d)           at the election of the Apax Purchaser solely with respect to the Apax Purchaser’s obligation to purchase its portion of the Purchased Shares by written notice to the other parties hereto, if the condition set forth in Section 5.4(b) is not satisfied or otherwise waived by the Apax Purchaser and, solely in the event that the Apax Purchaser exercises such right to terminate, each of the GA Purchaser and the Management Purchaser shall each have the right to purchase fifty percent (50%) of the Apax Purchaser’s portion of the Purchased Shares by providing written notice of its intention to do so to Seller within one day after the pricing of the IPO;

(e)           at the election of the GA Purchaser solely with respect to the GA Purchaser’s obligation to purchase its portion of the Purchased Shares in the Alternative Transaction by written notice to the other parties hereto, if the conditions set forth in Section 2.5(e) are not satisfied or otherwise waived by the GA Purchaser and, solely in the event that the GA Purchaser exercises such right to terminate, each of the Apax Purchaser and the Management Purchaser shall have the right to purchase fifty percent (50%) of the GA Purchaser’s portion of the Purchased Shares in the Alternative Transaction by providing written notice of its intention to do so to Seller at least one day prior to the Closing Date of the Alternative Transaction; or

(f)           at the election of the Apax Purchaser solely with respect to the Apax Purchaser’s obligation to purchase its portion of the Purchased Shares in the Alternative Transaction by written notice to the other parties hereto, if the conditions set forth in Section 2.5(e) are not satisfied or otherwise waived by the Apax Purchaser and, solely in the event that the Apax Purchaser exercises such right to terminate, each of the GA Purchaser and the Management Purchaser shall have the right to purchase fifty percent (50%) of the Apax Purchaser’s portion of the Purchased Shares in the Alternative Transaction by providing written notice of its intention to do so to Seller at least one day prior to the Closing Date of the Alternative Transaction.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

9.2          Survival.  If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, (a) this Agreement shall become void and of no further force and effect; except for the provisions of this Section 9.2, (b) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a), Section 9.1(b), Section 9.1(c), Section 9.1(d), Section 9.1(e) or Section 9.1(f) and (c) none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1           Survival of Representations and Warranties.  The Seller Warranties and the Buyer Warranties shall survive the execution and delivery of this Agreement until the first anniversary of the Closing Date, except for the representations and warranties in Section 3.7, which shall survive until the second anniversary of the Closing Date, and Section 3.5, which shall survive indefinitely.  All of the covenants and other agreements set forth in this Agreement shall survive the execution and delivery of this Agreement.

10.2           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Seller:

Telstra International Holdings Limited
41/242 Exhibition Street
Melbourne, Victoria 3000
Australia
Facsimile:  (+613) 9632-3215
Attention:  Tarek Robbiati, Group Managing Director

with a copy to:

Sullivan & Cromwell
Level 32, 101 Collins Street
Melbourne, Victoria 3000
Australia
Facsimile:  (+613) 9635-1531
Attention:  Robert Chu, Esq.

if to the Management Purchaser:

c/o Mr. Tianquan Mo
8th Floor, Tower 3, Xihuan Plaza
No.1 Xizhimenwai Avenue
Xicheng District, Beijing 100044
People’s Republic of China
Facsimile:  (+8610) 5930 6137

with a copy to:

Century-Link Law Office
109 Scitech Tower
No. 22 Jian Guo Men Street
Beijing, China
Facsimile:  (+8610) 6528-0304
Attention:  Mr. Muxin Han

if to the Digital Link Purchaser:

c/o Shan Li
Suite 6401, Two IFC
8 Finance Street, Central
Hong Kong
Facsimile:  (+852) 3527-7001

if to the GA Purchaser:

General Atlantic Mauritius Limited
6th Floor, Tower A
1 CyberCity
Ebene, Mauritius
Facsimile:  (+230) 403-6060
Attention:  The Directors

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
12th Floor, The Hong Kong Club Building
3A Chater Road, Central
Hong Kong
Facsimile:  (+852) 2840-4300
Attention:  Jeanette K. Chan, Esq.

if to the Apax Purchaser:

Hunt 7-A Guernsey L.P. Inc
Hunt 7-B Guernsey L.P. Inc
Hunt 6-A Guernsey L.P. Inc
Third Floor, Royal Bank Place
1 Glategny Esplanade
St Peter Port
Guernsey GY1 2HJ
Facsimile:  +44 (0) 1481 810 099
Attention:  Denise Fallaize

with a copy to:

Simpson Thacher & Bartlett LLP
3119 China World Office I
1 Jianguomenwai Avenue
Beijing 100004, China
Facsimile:  (+8610) 5965 2988
Attention:  Douglas C. Markel, Esq.

All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) three (3) Business Days after being sent, if sent via a reputable nationwide overnight courier service guaranteeing next business day delivery; (iii) five (5) Business Days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if sent by facsimile.  Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.  Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party to whom it is given.

10.3           Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Each of the GA Purchaser and the Apax Purchaser may assign any of its rights under this Agreement to any of their respective Affiliates;

provided, that any such Affiliates also assume the Purchaser’s obligations under this Agreement.  The Seller, the Management Purchaser and the Digital Link Purchaser may only assign any of their respective rights under this Agreement with the written consent of the GA Purchaser and the Apax Purchaser.  Except as provided in Article III, Article IV, Article VII , Article IX and Section 10.4(b), no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

10.4           Amendment and Waiver.

(a)           No failure or delay on the part of the Seller or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b)           Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Seller or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Seller and each Purchaser, and (ii) only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Seller in any case shall entitle the Seller to any other or further notice or demand in similar or other circumstances.

10.5          Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.6           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.7           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.8           Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

10.9           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.10           Rules of Construction.  Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

10.11           Entire Agreement.  This Agreement, together with the schedules hereto are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein.  This Agreement, together with the exhibits and schedules hereto supersedes all prior agreements and understandings between the parties with respect to such subject matter.

10.12           Public Announcements.  None of the Seller or the Purchasers will issue any press release or make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, except to the extent such party reasonably believes such press release or public statement is required by applicable law or stock market regulations; provided, however, that the Purchasers may make reasonable public statements consistent with prior public statements otherwise permitted under this Section 10.12; and provided, further, that following the Closing, (i) General Atlantic LLC may disclose on its worldwide web page, www.generalatlantic.com, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company and the Company’s logo, and (ii) the Apax Purchaser (or an Affiliate thereof)

may disclose on the worldwide web page, www.apax.com, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company and the Company’s logo.  Notwithstanding the foregoing, (i) the Seller will not use or refer to the name of any Purchaser in any public statement or disclosure without the consent of such Purchaser except to the extent that such party reasonably believes such statement or disclosure is required by applicable law or stock market regulations and (ii) information in respect of the transactions contemplated under this Agreement may be made available by the Management Purchaser, the Digital Link Purchaser or the Seller for inclusion in the Company’s Registration Statement on Form F-1 (including the form of prospectus included therein) to be filed with the Commission in connection with the IPO.

10.13           Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

10.14           Fees and Expenses.

(a)           Subject to Section 10.14(b) and Section 10.14(c), each party shall be responsible for the payment of all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

(b)           If the IPO Price is greater than the Cap Price and the Apax Purchaser elects not to purchase the Purchased Shares from the Seller solely as a result of the failure of the closing condition specified in Section 5.4(b) herein, the Seller shall pay the reasonable fees (including the reasonable fees for legal advisors) and reasonable out-of-pocket expenses of the Apax Purchaser and its Affiliates incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby; provided, however, such reasonable fees and reasonable out-of pocket expenses shall not exceed US$1,000,000, and any fees for legal or other advisors proposed to be paid by the Seller shall be subject to the higher of customary discounts or discounts otherwise agreed by the Apax Purchaser and its advisors for abandoned or otherwise incomplete transactions, taking into account any “most-favored nation” arrangements relating thereto, and the conditions for the procurement of advisory services established by the Seller.

(c)           If the IPO Price is greater than the Cap Price and the GA Purchaser elects not to purchase the Purchased Shares from the Seller solely as a result of the failure of the closing condition specified in Section 5.4(b) herein, the Seller shall pay the reasonable fees (including the reasonable fees for legal advisors) and reasonable out-of-pocket expenses of the GA Purchaser and its Affiliates incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby; provided, however, such reasonable fees and reasonable out-of pocket expenses shall not exceed US$1,000,000, and any fees for legal or other advisors proposed to be paid by the Seller shall be subject to the higher of customary discounts or discounts otherwise agreed by the GA Purchaser and its advisors for abandoned or otherwise incomplete transactions, taking into account any “most-favored nation” arrangements relating thereto, and the conditions for the procurement of advisory services established by the Seller.

(d)           For the avoidance of doubt, the compensation payable by the Seller in accordance with Section 10.14(b) and Section 10.14(c), respectively, shall be the full and total payment and compensation to the GA Purchaser and the Apax Purchaser, as the case may be, with respect to Section 10.14(b) and Section 10.14(c) herein, and the Seller shall have no liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to Section 10.14(b) and Section 10.14(c) herein.

10.15           Representations, Warranties and Covenants.

(a)           The GA Purchaser makes no representation or warranty concerning the Apax Purchaser, the Management Purchaser or the Digital Link Purchaser under this Agreement and the GA Purchaser and its Affiliates shall not be liable for any breach of this Agreement by the Apax Purchaser, the Management Purchaser or the Digital Link Purchaser.

(b)           The Apax Purchaser makes no representation or warranty concerning the GA Purchaser, the Management Purchaser or the Digital Link Purchaser under this Agreement and the Apax Purchaser and its Affiliates shall not be liable for any breach of this Agreement by the GA Purchaser, the Management Purchaser or the Digital Link Purchaser.

10.16           Management Purchaser.

(a)           In the event that the Apax Purchaser or the GA Purchaser, as the case may be, does not exercise its right to purchase the Purchased Shares not purchased by either the GA Purchaser or the Apax Purchaser, as applicable, pursuant to Section 2.1(b), Section 2.1(c), Section 9.1(c), Section 9.1(d), Section 9.1(e) or Section 9.1(f) (as applicable), the Management Purchaser (and its Affiliates, provided that any such Affiliates also assume Management Purchaser’s obligations under this Agreement) shall have the right to purchase such Purchased Shares that the Apax Purchaser or the GA Purchaser, as the case may be, is so entitled to purchase pursuant to the respective Section, by providing written notice of its intention to do so to the parties hereto as provided in Section 2.1(b), Section 2.1(c) or Section 9.1.

(b)           In the event the Digital Link Purchaser fails to purchase the Purchased Shares pursuant to Section 2.1 or Section 2.5 (as applicable), the Management Purchaser (and its Affiliates, provided that any such Affiliates also assume Management Purchaser’s obligations under this Agreement) shall have the right to purchase such Purchased Shares that the Digital Link Purchaser is so entitled to purchase.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Share Purchase Agreement on the date first written above.

TELSTRA INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Bruce A. Knurit
Name: Bruce A. Knurit
Title: CEO

Signature Page	Share Purchase Agreement

GENERAL ATLANTIC MAURITIUS LIMITED

By:	/s/ Amit Grupta
Name: Amit Grupta
Title: Director

Signature Page	Share Purchase Agreement

NEXT DECADE INVESTMENTS LIMITED

By:	/s/
Name:
Title: Director

Signature Page	Share Purchase Agreement

DIGITAL LINK INVESTMENTS LIMITED

By:	/s/ Shan Li
Name: Shan Li
Title: Director

Signature Page	Share Purchase Agreement

SIGNED BY HUNT 7-A GP LIMITED as general partner of HUNT 7-A GUERNSEY L.P. INC

By:	/s/ David Crichlow
Name: David Crichlow
Title: Director

SIGNED BY HUNT 7-A GP LIMITED as general partner of HUNT 7-B GUERNSEY L.P. INC

By:	/s/ David Crichlow
Name: David Crichlow
Title: Director

SIGNED BY HUNT 6-A GP LIMITED as general partner of HUNT 6-A GUERNSEY L.P. INC

By:	/s/ David Crichlow
Name: David Crichlow
Title: Director

Signature Page	Share Purchase Agreement

Schedule 1

Purchased Shares

Purchaser	Purchased Shares Column A	Purchased Shares Column B
Digital Link Investments Limited	98,764	102,112
Hunt 6-A Guernsey L.P. Inc	4,258,767	5,511,680
Hunt 7-A Guernsey L.P. Inc	3,846,216	4,977,756
Hunt 7-B Guernsey L.P. Inc	7,242,737	9,373,520
General Atlantic Mauritius Limited	15,347,720	19,862,956
Next Decade Investments Limited	888,888	919,020

TOTAL	31,683,092	40,747,044

Schedule 2

Option Shares

Purchaser	Option Shares
Digital Link Investments Limited	0
Hunt 6-A Guernsey L.P. Inc	244,179
Hunt 7-A Guernsey L.P. Inc	220,526
Hunt 7-B Guernsey L.P. Inc	415,267
General Atlantic Mauritius Limited	879,972
Next Decade Investments Limited	0

TOTAL	1,759,944

Exhibit A

Form of Seller’s Certificate

THIS SELLER’S CERTIFICATE (the “Certificate”) is made as of [•], 2010, by Telstra International Holdings Limited, an exempted company incorporated under the laws of Bermuda (the “Seller”), in favor of General Atlantic Mauritius Limited, a Mauritius private company limited by shares (the “GA Purchaser”), Hunt 7-A Guernsey L.P. Inc (“Apax 7-A”), Hunt 7-B Guernsey L.P. Inc (“Apax 7-B”) and Hunt 6-A Guernsey L.P. Inc (“Apax 6-A” together with Apax 7-A and Apax 7-B, the “Apax Purchaser”), Next Decade Investments Limited, a limited liability company incorporated in the British Virgin Islands (the “Management Purchaser”) and Digital Link Investments Limited, a limited liability company incorporated in the British Virgin Islands (the “Digital Link Purchaser”), under and pursuant to that certain Share Purchase Agreement by and between the Seller, the GA Purchaser, the Apax Purchaser, the Management Purchaser and the Digital Link Purchaser, dated August 13, 2010 (as the same has been amended, modified and/or supplemented, the “Agreement”).

Pursuant to Section 5.1 of the Agreement, Seller hereby certifies to each of the GA Purchaser, the Apax Purchaser, the Management Purchaser and the Digital Link Purchaser, that (i) the attached copies of the resolutions of the Seller’s board of directors approving the Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect, and (ii) the Seller Warranties (as defined in the Agreement) are true and correct in all material respects (except for the Seller Warranties contained in Section 3.2, Section 3.5(b) and Section 3.5(c), which shall be true and correct in all respects) on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that there are any changes to the number of Ordinary Shares owned by the Seller as set forth in Section 3.5(a) as a result of the exercise of the Seller’s options.

IN WITNESS WHEREOF, the Seller has executed this Certificate as of the day and year first above written.

TELSTRA INTERNATIONAL HOLDINGS LIMITED

By:
Name:
Title:

Exhibit B

Form of Waiver

DEED OF WAIVER

August 13, 2010

General Atlantic Mauritius Limited (“GAML”), Hunt 7-A Guernsey L.P. Inc (“Apax 7-A”), Hunt 7-B Guernsey L.P. Inc (“Apax 7-B”), Hunt 6-A Guernsey L.P. Inc (“Apax 6-A” and, together with Apax 7-A and Apax 7B, “Apax”), Next Decade Investments Limited (the “Management Purchaser”), Digital Link Investments Limited (the “Digital Link Purchaser”) and Telstra International Holdings Limited (the “Seller”) are entering into a Share Purchase Agreement, dated August 13, 2010, as the same may be amended from time to time, pursuant to which GAML, Apax, the Management Purchaser and the Digital Link Purchaser shall purchase from the Seller certain Ordinary Shares of SouFun Holdings Limited (the “Company”) held by the Seller, which shares may or may not be converted into Class A Ordinary Shares of the Company.  The foregoing is hereinafter referred to as the “Share Transfer”.

Each of the Company and each of the undersigned shareholders of the Company (collectively, the “Parties”, and each, a “Party”) hereby irrevocably and unconditionally: (i) waives, with respect to the Share Transfer, any rights to prior notice or consent, any rights of preemption, any rights of first refusal, any tag-along rights or similar rights, whether arising under any law, the Memorandum and Articles of Association of the Company (as the same may be amended from time to time), the Shareholders’ Agreement entered into by and among the Seller, the Parties and certain other shareholders of the Company that are parties thereto on August 31, 2006 (as the same may be amended from time to time, the “Shareholders’ Agreement”), or any other agreement or arrangement; and (ii) covenants and agrees that the shares of the Company purchased by GAML and Apax in the Share Transfer are not and will not be subject to or governed by the Shareholders’ Agreement.

This Deed of Waiver is governed by and shall be construed in accordance with the laws of Hong Kong.

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IN WITNESS WHEREOF, this Deed of Waiver has been executed effective as of the first date written above.

SIGNED SEALED and DELIVERED as	)
a DEED by and in the name of	)
SOUFUN HOLDINGS LIMITED	)
acting by _______________________	)
in the presence of ________________	)

SIGNED SEALED and DELIVERED as	)
a DEED by and in the name of	)
NEXT DECADE INVESTMENTS LIMITED	)
by its duly authorized attorney TIANQUAN MO	)
in the presence of ________________	)

SIGNED SEALED and DELIVERED as	)
a DEED by and in the name of	)
MEDIA PARTNER TECHNOLOGY LIMITED	)
by its duly authorized attorney TIANQUAN MO	)
in the presence of ________________	)

SIGNED SEALED and DELIVERED as	)
a DEED by TIANQUAN MO	)
in the presence of _________________	)

SIGNED SEALED and DELIVERED as	)
a DEED by JIANGONG DAI	)
in the presence of _________________	)

SIGNED SEALED and DELIVERED as	)
a DEED by and in the name of	)
DIGITAL LINK INVESTMENTS LIMITED	)
by its duly authorized attorney SHAN LI	)
in the presence of ___________________	)

SIGNED SEALED and DELIVERED as	)
a DEED by SHAN LI	)
in the presence of ___________________	)

SIGNED SEALED and DELIVERED as	)
a DEED by and in the name of	)
IDG TECHNOLOGY VENTURE INVESTMENT, INC.	)
by its duly authorized attorney ____________	)
in the presence of ______________________	)

SIGNED SEALED and DELIVERED as	)
a DEED by and in the name of	)
IDG-ACCEL CHINA CAPITAL L.P.	)
by its duly authorized attorney ____________	)
in the presence of ______________________	)

SIGNED SEALED and DELIVERED as	)
a DEED by and in the name of	)
IDG-ACCEL CHINA CAPITAL INVESTORS L.P.	)
by its duly authorized attorney ____________	)
in the presence of ______________________	)